AGREEMENT

This AGREEMENT is made as of December 1, 2006, by and among INGERSOLL-RAND COMPANY, a New Jersey corporation (the “Company”), INGERSOLL-RAND COMPANY LIMITED, a Bermuda company (“IR Limited”) and ________________ (the “Employee”). Unless otherwise indicated, terms used herein and defined in Schedule A hereto shall have the meanings assigned to them in said Schedule.

The Company, IR Limited and the Employee are already parties to an agreement that is currently in effect, which they desire to hereby terminate as of 12:00 a.m. on December 1, 2006 and agree as follows:

1. TERM/OPERATION OF AGREEMENT.

This Agreement shall begin and be effective at 12:01 a.m. on December 1, 2006 and shall continue thereafter from year to year prior to a Change in Control Event unless terminated as of any anniversary of the date hereof by either party upon written notice to the other party given at least 60 days prior to such anniversary date. Notwithstanding the foregoing, this Agreement may not be terminated on or after the occurrence of a Change in Control Event and its terms shall continue until the later of: the second anniversary of the occurrence of a Change in Control Event; or after satisfaction of all obligations hereunder.

2. EMPLOYEE’S POSITION AND RESPONSIBILITY.

The Employee will continue to serve the IR Group upon the occurrence of a Change in Control Event in accordance with the terms of this Agreement unless his employment terminates under the terms hereof prior to the expiration of the Agreement.

3. COMPENSATION AND OTHER BENEFITS UPON CHANGE IN CONTROL EVENT.

The Company and the Employee agree that, upon the occurrence of any Change in Control Event, the Employee shall continue to receive basic annual salary, bonus and fringe and other benefits as follows:

(a) Basic Annual Salary and Bonus. The Employee’s basic annual salary shall continue at a rate not less than the rate of annual salary, which has been paid to the Employee immediately prior to the Change in Control Event, with such annual increases (but not decreases) equal to the greater of (i) salary increases as may be contemplated by any applicable salary adjustment programs of the IR Group (or any member thereof) in effect immediately prior to the Change in Control Event and applicable to the Employee and such further increases as shall be determined from time to time by the Board or (ii) a percentage equal to the percentage increase (if any) in the “Consumer Price Index for All Urban Consumers” published by the United States Department of Labor’s Bureau of Labor Statistics for the then most recently ended 12-month period. In addition, the Employee shall be entitled to receive an annual bonus in an amount not less than the highest annual bonus received by, or accrued on behalf of, the Employee during the period of (i) the three full Fiscal Years immediately preceding the Change in Control Event, or, if a lesser period, (ii) the number of full Fiscal Years immediately preceding the Change in Control Event during which the Employee has been employed by the IR Group (or any member thereof) (whether the bonus is paid to, is accrued on behalf of, or is a Deferral Amount (as such term is defined, respectively, in the IR Executive Deferred Compensation Plan and the IR Executive Deferred Compensation Plan II (collectively, the “Executive Deferred Plans")).

(b) Compensation and Benefits; Business Expenses. The Employee shall continue to be entitled to receive benefits, including but not limited to pension (and supplemental pension), savings plan (and supplemental savings plan), leveraged employee stock ownership plan, stock award, performance share, stock option, deferred compensation, and welfare plans (as defined in section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, or otherwise) including, but not limited to, life, medical, prescription drugs, dental, disability, accidental death and travel accident coverage plans, post-retirement welfare benefits, and an estate enhancement program on terms no less favorable than those in effect under each such plan or program immediately prior to the Change in Control Event, and at no less than the same benefit levels (and no more than the same employee contribution levels) then in effect under each such plan or program of the IR Group (or any member thereof) as it exists immediately prior to the Change in Control Event, and to receive all other compensation, benefits and perquisites (or their equivalent) from time to time in effect for the benefit of any executive, management or administrative group for which the employment position then held by the Employee entitles the Employee to participate. The Company shall provide for the payment of, or reimburse the Employee for, all travel and other out-of-pocket expenses reasonably incurred by him in the performance of his or her duties hereunder.

4. PAYMENTS AND BENEFITS UPON TERMINATION.

Subject to Section 8(k), the Employee shall be entitled to the following payments and benefits upon Termination:

(a) Salary and Bonus. The Company shall pay to the Employee, in a cash lump sum on the Termination Date, an amount equal to the sum of (i) the basic annual salary, and any annual bonus in respect of a completed fiscal year, which have not yet been paid to the Employee through the Termination Date; (ii) an amount equal to the last annual bonus received by, or awarded to, the Employee with respect to the full Fiscal Year immediately preceding the Termination Date multiplied by a fraction the numerator of which shall be the number of full months the Employee was employed by the Company during the Fiscal Year containing the Employee’s Termination Date and the denominator of which shall be 12; and (iii) an amount equal to the Employee’s basic annual salary multiplied by a fraction, the numerator of which shall be the number of unused vacation days to which the Employee is entitled as of the Termination Date and the denominator of which shall be 365, and any other amounts normally paid to an employee by the IR Group (or any member thereof) upon termination of employment. For the purpose of 4(a)(ii), any partial month during which the Employee is employed shall be deemed a full month.

(b) Severance. Except as otherwise provided under paragraph 5(a), the Company shall pay to the Employee, in a cash lump sum not more than 30 days following the Termination Date, an amount equal to three times the sum of (i) the basic annual salary in effect on the Termination Date, or, if higher, the basic annual salary in effect immediately prior to reduction of the Employee’s basic annual salary after the Change in Control Event; and (ii) the Employee’s target bonus for the year of termination or, if higher, the average of the annual bonus received by, or accrued on behalf of, the Employee during the period beginning three full Fiscal Years immediately preceding the Change in Control Event and ending on the Termination Date (whether the bonus is paid to, is accrued on behalf of, or is a Deferral Amount (as such term is defined in the Executive Deferred Plans)).

(c)  Employee Benefit Plans. For the three year period following the Termination Date, the IR Group (or any member thereof) shall continue to cover the Employee under those employee welfare plans (including, but not limited to, life, medical, prescription drugs, dental, accidental death and travel accident coverage, but not including any severance pay or disability plan, other than that provided pursuant to this Agreement or any pension plan) applicable to the Employee on the Termination Date at the same benefit levels then in effect (or shall provide their equivalent); provided, however, that if the Employee becomes employed by a new employer and participates in a welfare plan of such employer that is at least as favorable as the comparable plan of the IR Group (or any member thereof), the Employee’s coverage hereunder under the applicable welfare plan of the IR Group (or any member thereof) (or the equivalent) shall continue only as secondary coverage to that provided by the new employer until the three year period following the Termination Date (but shall become primary coverage on or prior to the expiration of the three year period following the Termination Date if, for any reason, the Employee ceases to participate in the new employer’s plan or if such new employer’s plan becomes less favorable than the comparable plan of the IR Group (or any member thereof)).

(d) Executive Deferred Compensation Plans and Supplemental Employee Savings Plans. The amount and payment of benefits under the IR Executive Deferred Compensation Plan, the IR Executive Deferred Compensation Plan II (collectively, “EDCP Plans”), and the Ingersoll-Rand Company Supplemental Employee Savings Plan (“ESP”) shall be determined in accordance with the provisions set forth in the applicable plan document.

(e)  Pension Benefits.

(i) No later than 30 days following the Termination Date, the Company shall pay the Employee an amount (in one lump sum cash payment and in lieu of the benefit otherwise provided under the applicable plan, program or agreement) equal to the present value of the sum of the pension benefits the Employee is entitled to receive under (A) the Ingersoll-Rand Company Supplemental Pension Plan (the “Section 415 Excess Plan”), (B) the Ingersoll-Rand Company Elected Officers Supplemental Program (the “Elected Officers Supplemental Program” or the “Program”), and, if applicable, (C) the Ingersoll-Rand Company Executive Supplementary Retirement Agreement (the “Ten-Year Annuity”), all as in effect immediately prior to the Change in Control Event (collectively, the Section 415 Excess Plan, the Program and the Ten-Year Annuity shall be referred to as the “Pension Benefit”).

(ii) In calculating the portion of the Pension Benefit under the Elected Officers Supplemental Program for the purpose of determining the amount payable under this Agreement, the Company shall: (A) credit the Employee with an additional three Years of Service (as defined in the Program) (but in no event shall the Employee be credited with more than 35 Years of Service) and an additional three years of age but to an age no greater than 65 for purposes of computing the amount of the Pension Benefit; and (B) define “Final Average Pay” in Section 1.10 of the Program as 1/3 of the severance amount determined pursuant to paragraph 4(b) of this Agreement. If, after crediting three years of age, the Employee is less than 55 years old, the portion of his or her Pension Benefit under the Program shall be reduced to reflect commencement prior to age 55 in accordance with the applicable provisions of the Program.

(iii) This paragraph 4(e)(iii) shall apply only in the event that the portion of the Pension Benefit under the Elected Officers Supplemental Program, after application of paragraph 4(e)(ii), is less than zero ($0.00).  In calculating the portion of the Pension Benefit under Section 1.1 of the Section 415 Excess Plan for the purpose of determining the amount payable under this Agreement, the Company shall credit the Employee with three additional years of credited service (within the meaning of the Company’s qualified defined benefit plan in which the Employee actively participates immediately prior to the Change in Control Event (the “Qualified Pension Plan”), and including compensation, vesting and age credit) and three additional years of age (provided that age shall not be increased to more than 65) for purposes of the Section 415 Excess Plan but not the Qualified Pension Plan.

(iv) In calculating the portion of the Pension Benefit for the purpose of determining the amount payable under this Agreement under the Ten-Year Annuity, the Company shall credit the Employee with three additional years of age but to an age no greater than 65. Further, the competition restriction under the Ten-year Annuity shall be deleted and shall be null and void as of the Termination Date and replaced, in lieu thereof, with the competition restriction as set forth in Section 7 hereof.

(v) The present value of the Pension Benefit under the Elected Officers Supplemental Program, the Ten-Year Annuity and, only in the event that paragraph 4(e)(iii) applies, the Section 415 Excess Plan, shall be calculated using (A) an interest rate equal to the 10-year Treasury Note rate as used in the Elected Officers Supplemental Program’s definition of Actuarial Equivalent, (B) the mortality rate used to determine lump sum values in the Elected Officers Supplemental Program, and (C) actual age without the three year addition to age, except that the Ten-Year Annuity present value shall be calculated using no mortality assumption and actual age plus the additional three years but to an age no greater than 65.

(f)  Retiree Welfare Benefits. For purposes of determining the Employee’s eligibility for post-retirement benefits under any welfare plan maintained by the IR Group (or any member thereof) prior to the occurrence of a Change in Control Event, the Employee shall be credited with any combination of additional years of service and age which together shall not exceed 10 years, for the purpose of determining eligibility for such benefits. If, after taking into account such additional age and service, the Employee is eligible for any such post-retirement welfare benefits (or would have been eligible under the terms of such plans as in effect prior to the occurrence of the Change in Control Event), the Employee shall receive, commencing on the month following the date that is three years after the Termination Date, post-retirement welfare benefits no less favorable than the benefits the Employee would have received under the terms and conditions of the applicable plans in effect immediately prior to the occurrence of the Change in Control Event. For the purpose of determining years of service under this paragraph, years of service shall be determined in accordance with the definition of “Year of Vesting Service” as set forth under Section 1.42 of the Ingersoll-Rand Pension Plan One (as in effect immediately prior to the Change in Control Event) in addition to the additional years provided herein.

(g)  Performance Share Awards and MIUs. Upon Termination following a Change in Control Event, the following provisions shall apply with respect to the Performance Share Program (“PSP”) and the Management Incentive Unit Plan of Ingersoll-Rand Company (“MIU Plan”):

(i) PSP. All unpaid awards in the PSP and all performance objectives shall be deemed fully earned (fully earned performance objectives mean that 100% of the target award amount under the PSP shall have been earned). No later than 30 days following the Termination Date, the Company shall pay the Employee (in one lump sum cash payment and in lieu of the benefit otherwise provided under the PSP) an amount determined as follows: (A) three times the number of shares (or share equivalents) represented by the unpaid awards under the PSP, as determined in accordance with the provisions of the PSP, times the price of a share of Company Stock in the transaction that is the Change in Control Event (or, if the Change in Control Event is an exchange of Company Stock for a stock (or a combination of cash and stock) of another company, the value of what was exchanged for the Company Stock in such Change in Control Event) (“Company Stock Value”), or, if greater, (B) three times the average of the amounts of the last three awards granted and paid to the Employee immediately preceding the Employee’s Termination Date.

(ii) MIU Plan. All amounts in the MIU Plan shall be deemed vested, whether or not otherwise vested. No later than 30 days following the Termination Date, the Company shall pay the Employee (in one lump sum cash payment and in lieu of the benefit otherwise provided under the MIU Plan) an amount equal to the number of common share equivalents, as described in the MIU Plan, held on behalf of the Employee multiplied by the Company Stock Value.

(h)  Estate Enhancement Program. If the Employee participates in the Ingersoll-Rand Company Estate Enhancement Program, the terms thereof shall apply.

(i)  Outplacement Expenses. For the three year period following the Termination Date, the Company shall reimburse the Employee for all reasonable expenses (up to 45% of the Employee’s basic annual salary, but no more than $100,000, during such 3 year period) actually incurred by the Employee for professional outplacement services by qualified consultants selected by the Employee.

5. PARACHUTE EXCISE TAX GROSS-UP.

(a) If an Employee receives, as a result of any payment or benefit provided under this Agreement, either alone or together with other payments and benefits, or is then entitled to receive, from the IR Group (or any member thereof) an amount of payment which constitutes a "parachute payment" within the meaning of Section 280G(b)(2)(a) that would cause the Employee to become subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (“Code”) (together with any income, employment or other taxes, interest and penalties thereon, an "Excise Tax"), and such amount of payment received by the Employee exceeds the limit set forth in Section 280G(b)(2)(a)(ii) by at least ten percent (10%) of that limit, then the Company shall pay the Employee an amount sufficient to place the Employee in the same after-tax financial position that he or she would have been in if he or she had not incurred any Excise Tax (together with any taxes, interest and penalties hereon, the "Gross-Up Payment"). For purposes of determining whether the Employee is subject to an Excise Tax, (i) any payments or benefits received by the Employee (whether pursuant to the terms hereof or pursuant to any plan, arrangement or other agreement with the IR Group (or any member of the IR Group)) shall be deemed to be contingent on a change described in Section 280G(b)(2)(A)(i) of the Code and shall be taken into account and (ii) the Employee shall be deemed to pay taxes at the highest marginal applicable rates of such taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum deduction in federal income taxes which could be obtained from deduction of such state and local taxes. If, an Employee receives, as a result of any payment or benefit provided under this Agreement, either alone or together with other payments and benefits which the Employee receives, or is then entitled to receive, from the IR Group (or any member thereof) an amount of payment which constitutes a "parachute payment" within the meaning of Section 280G(b)(2)(a), and the amount of such parachute payment does not exceeds the limit set forth in Section 280G(b)(2)(a)(ii) by ten percent (10%) of such limit, then the amount of such parachute payment to the Employee shall be reduced by an amount necessary to satisfy the maximum amount allowable under Section 280G(b)(2)(a)(ii) of the Code. Any reduction of payment necessary to meet the provision of the foregoing sentence shall first be taken from severance payments provided under Section 4(b).

(b) The determination of whether the Employee is subject to Excise Tax and the amounts of such Excise Tax and Gross-Up Payment, as well as other calculations hereunder, shall be made at the expense of the Company by the independent auditors of the Company immediately prior to the Change in Control Event (“Independent Auditors”). If the Independent Auditors determine that the payments to the Employee described under Section 5(a) do not exceed the limit set forth in Section 280G(b)(2)(a)(ii) by ten percent (10%) of such limit immediately prior to the Change in Control Event, then the Employee shall be entitled, at the Company’s expense, to another determination of whether the Employee is subject to Excise Tax and the amounts of such Excise Tax and Gross-Up Payment, as well as other calculations hereunder, by the Independent Auditors of the Company immediately prior to the Employee’s Termination Date. The Independent Auditors shall provide the Company and Employee with prompt written notice (the “Company Notice”) setting forth their determinations and calculations that were performed immediately prior to the Change in Control Event and the Employee’s Termination Date, if applicable. Within 30 days following the receipt by the Employee of the Company Notice, the Employee may notify the Company in writing (the “Employee Notice”) if the Employee disagrees with such determinations or calculations, setting forth the reasons for any such disagreement. If the Company and the Employee do not resolve such disagreement within 10 business days following receipt by the Company of the Employee Notice, the Company and the Employee shall agree upon a nationally recognized accounting or compensation firm (the “Resolving Firm”) to make a determination with respect to such disagreement. If the Employee and the Company are unable to agree upon the Resolving Firm within 20 business days following the Employee Notice, the New York office of Towers, Perrin shall be the Resolving Firm. Within 30 business days following the Employee Notice, if the disagreement is not resolved by such time, each of the Employee and the Company shall submit its position to the Resolving Firm, which shall make a determination as to all such disagreements within 30 days following the last of such submissions, which determination shall be binding upon the Employee and the Company. The Company shall pay all reasonable expenses incurred by either party in connection with the determinations, calculations, disagreements or resolutions pursuant to this paragraph, including, but not limited to, reasonable legal, consulting or other similar fees and expenses.

(c) The Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after the Employee is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Employee shall not pay such claim prior to the expiration of the 30 day period following the date on which the Employee gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:

(i) give the Company any information reasonably requested by the Company relating to such claim;

(ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company and reasonably satisfactory to the Employee;

(iii) cooperate with the Company in good faith in order to effectively contest such claim; and

(iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including, but not limited to, additional interest and penalties and related legal, consulting or other similar fees) incurred in connection with such contest and shall indemnify and hold the Employee harmless, on an after-tax basis, for any Excise Tax or other tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses.

(d) The Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Employee to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Employee on an interest-free basis, and shall indemnify and hold the Employee harmless, on an after-tax basis, from any Excise Tax or other tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided, further, that if the Employee is required to extend the statute of limitations to enable the Company to contest such claim, the Employee may limit this extension solely to such contested amount. The Company’s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority. In addition, no position may be taken nor any final resolution be agreed to by the Company without the Employee’s consent if such position or resolution could reasonably be expected to adversely affect the Employee (including any other tax position of the Employee unrelated to the matters covered hereby).

(e) As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Company or the Resolving Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (“Underpayment”), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies and the Employee thereafter is required to pay to the Internal Revenue Service an additional amount in respect of any Excise Tax, the Company or the Resolving Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall promptly be paid by the Company to or for the benefit of the Employee.

(f) If, after the receipt by Employee of an amount advanced by the Company in connection with the contest of Excise Tax claim, the Employee becomes entitled to receive any refund with respect to such claim, the Employee shall promptly pay to the Company the amount of such refund actually received (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Employee of an amount advanced by the Company in connection with an Excise Tax claim, a determination is made that Employee shall not be entitled to any refund with respect to such claim and the Company does not notify the Employee in writing of its intent to contest the denial of such refund prior to the expiration of 30 days after such determination, such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall be offset, to the extent thereof, by the amount of the Gross-Up Payment.

6. EFFECT ON OTHER EMPLOYMENT ARRANGEMENTS.

Except for any interests or rights relating to benefit provisions (but not severance payments) such as pension, stock option grants, stock awards, health and welfare (including retiree medical) and perquisites that the Employee may have under any other written employment agreement or arrangement with the Company, or any member of the IR Group, the provisions of this Agreement contain the entire understanding of the parties hereto and, in the event of a Termination, shall supersede and govern in all respects any prior employment or severance agreement or understanding between the Company, or any member of the IR Group and the Employee. For the avoidance of doubt, any pension arrangement that the Employee may have under any employment agreement or arrangement with the Company are in addition to the provisions of paragraph 4(e) hereof.

7. CONFIDENTIALITY; COVENANT NOT TO COMPETE.

(a) The Employee shall not, without the Company’s prior written consent, either directly or indirectly, (i) at any time during the Employee’s employment with the Company or any member of the IR Group and for three years after the Employee’s Termination, disclose any Confidential Information pertaining to the business of the Company or the IR Group, except when required to perform his or her duties to the Company or any member of the IR Group, by law or judicial process; or (ii) for the one year period after the Employee’s Termination (the “Restricted Period”) (A) be engaged in or have a financial interest (other than an ownership position of less than 5% in any company whose shares are publicly traded or any non-voting non-convertible debt securities in any company) in any business which competes with any business of the Company or any member of the IR Group, (B) solicit customers or clients of the Company or any member of the IR Group to terminate their relationship with the Company or any member of the IR Group or otherwise solicit such customers or clients to compete with any business of the Company or any member of IR Group or (C) solicit or offer employment to, or otherwise hire, any person who has been employed by the Company or any member of the IR Group at any time during the twelve months immediately preceding the termination of the Employee’s employment. If the Employee is bound by any other agreement with the Company or any member of the IR Group regarding the use or disclosure of confidential information, the provisions of this Section 7 shall be read in such a way as to further restrict and not to permit any more extensive use or disclosure of confidential information.

(b) Notwithstanding clause (a) above, if at any time a court holds that the restrictions stated in such clause (a) are unreasonable or otherwise unenforceable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area.

(c) For purposes of this Agreement, “Confidential Information” shall mean all non-public information concerning trade secret, know-how, software, developments, inventions, processes, technology, designs, the financial data, strategic business plans or any proprietary or confidential information, documents or materials in any form or media, including any of the foregoing relating to research, operations, finances, current and proposed products and services, vendors, customers, advertising and marketing, and other non-public, proprietary, and confidential information of the Company or any member of the IR Group.

8. MISCELLANEOUS.

(a) Legal Expenses; Severability. The Company shall pay all costs and expenses, including attorneys’ fees, of the Company and, at least quarterly, the Employee, in connection with any legal proceedings, whether or not instituted by the IR Group (or any member thereof), relating to the interpretation or enforcement of this Agreement. In the event that the provisions of this paragraph shall be determined to be invalid or unenforceable in any respect, such declaration shall not affect the remaining provisions of this Agreement, which shall continue in full force and effect.

(b) Mitigation. All payments or benefits required by the terms of this Agreement shall be made or provided without offset, deduction, or mitigation on account of income the Employee may receive from other employment or otherwise and the Employee shall not have any obligation or duty to seek any other employment or otherwise earn any amounts to reduce or mitigate any payments required hereunder.

(c) Death of the Employee. In the event of the Employee’s death subsequent to Termination, all payments called for hereunder shall be paid to the Employee’s designated beneficiary or beneficiaries, or to his or her estate if he or she has not designated a beneficiary or beneficiaries.

(d) Notices. Any notice or other communication provided for in this Agreement or contemplated hereby shall be sufficiently given if given in writing and delivered by hand, by overnight courier (with receipt) or by certified mail, return receipt requested, and addressed, in the case of the Company, to the Company at:

155 Chestnut Ridge Road
Montvale, New Jersey 07645
Attention: President

or such other address if the executive offices of the Company have moved;

with a copy to IR Limited at:

c/o Ingersoll-Rand Company
155 Chestnut Ridge Road
Montvale, New Jersey 07645
Attention: Chairman of the Board of Directors

or such other address if the executive offices of the Company have moved;

and, in the case of the Employee, to the Employee at:

Either party may designate a different address by giving notice of change in address in the manner provided above.

(e) Waiver. No waiver or modification in whole or in part of this Agreement, or any term or condition hereof, shall be effective against any party unless in writing and duly signed by the party sought to be bound. Any waiver of any breach of any provision hereof or any right or power by any party on one occasion shall not be construed as a waiver of, or a bar to, the exercise of such right or power on any other occasion or as a waiver of any subsequent breach.

(f) Binding Effect; Successors. This Agreement shall be binding upon and shall inure to the benefit of the Company, IR Limited and the Employee and their respective heirs, legal representatives, successors and assigns. If the Company and/or IR Limited shall be merged into or consolidated with another entity, the provisions of this Agreement shall be binding upon and inure to the benefit of the entity surviving such merger or resulting from such consolidation. The Company and/or IR Limited, as applicable, will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company and/or IR Limited, as applicable, by agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company and/or IR Limited would be required to perform it if no such succession had taken place. The provisions of this paragraph shall continue to apply to each subsequent employer of the Employee hereunder in the event of any subsequent merger, consolidation or transfer of assets of such subsequent employer.

(g) Calculations. Other than the calculations performed by the Independent Auditors under Section 5 herein, calculation of all benefits and amounts payable hereunder shall be made, at the expense of the Company, by the Wellesley Hills, Massachusetts office of Watson Wyatt & Company (or the Company’s then actuary immediately prior to the Change in Control Event).

(h) Plan Limitations. In the event the Company is unable to provide any benefit required to be provided under this Agreement through a plan sponsored by the IR Group (or any member thereof), the Company shall, at its own cost and expense, take appropriate actions to insure that alternative arrangements are made so that equivalent benefits can be provided to the Employee, including to the extent appropriate purchasing for the benefit of the Employee (and if applicable the Employee’s dependents) individual policies of insurance providing benefits, which on an after-tax basis, are equivalent to the benefits required to be provided hereunder.

(i) Payment Obligations. In the event the Company is unable to, or for any reason does not, pay or provide to the Employee all or any portion of the payments and benefits required to be paid and provided under this Agreement (whether such payments and benefits are attributable to compensation (including but not limited to basic annual salary and bonus), benefits under any plan, program or arrangement, a Gross-Up Payment, or legal, business or outplacement expenses, or any other payment or benefit), IR Limited shall guarantee, to the same extent that the Company is or would be liable for such payments and benefits, that it will pay such amounts or provide such benefits to the Employee in accordance with the terms of this Agreement. Any such payments shall be made and any such benefits shall be provided within 10 days following the date such payments or benefits should have been paid or provided by the Company.

(j) Controlling Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to contracts made and to be performed therein, without regard to conflicts of laws principles. Any suit, action or proceeding related to this Agreement, or any judgment entered by any court related to this Agreement, may be brought only in any court of competent jurisdiction in the State of New Jersey, and the parties hereby submit to the exclusive jurisdiction of such courts. The parties (and any Affiliates of the Company or beneficiary of the Employee, or any successor to the Company or the Company’s Affiliate) irrevocably waive any objections which they may now or hereafter have to the laying of venue of any suit, action or proceeding brought in any court of competent jurisdiction in the State of New Jersey, and hereby irrevocably waive any claim that any such action, suit or proceeding has been brought in an inconvenient forum.

(k) Compliance with Code Section 409A. This Agreement is intended to comply with Section 409A of the Code and will be so interpreted. Notwithstanding anything herein to the contrary, (i) if, at the time of Employee’s termination of employment with the Company, the Employee is a “specified employee” as defined in Section 409A of the Code, and if the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to Employee) until the date that is six months following Employee’s Termination Date (or the earliest date as is permitted under Section 409A of the Code) and (ii) if any other payments of money or other benefits due to Executive hereunder could cause the application of an accelerated or additional tax under Section 409A of the Code, the parties agree to restructure the payments or benefits to comply with Section 409A of the Code in a manner which does not diminish the value of such payments and benefits to the Employee. If, after payment of any amounts or benefits under this Agreement, the Internal Revenue Service determines that the payment of such amounts or benefits does not comply with Section 409A of the Code, and the Internal Revenue Service imposes upon the Employee accelerated or additional tax, penalties, interest or other charges under Section 409A of the Code, the Company shall pay to the Employee before the due date that the Employee is required to make payment to the Internal Revenue Service, an amount such that, after payment of all taxes, penalties, or interest in respect thereof, the Employee will have remaining the full amount necessary to satisfy the Employee’s obligation to pay any accelerated or additional tax, penalties, interest and charges so imposed by the Internal Revenue Service.

IN WITNESS WHEREOF, the Company, IR Limited and the Employee have executed this Agreement as of the day and year first above written.

INGERSOLL-RAND COMPANY

By: Herbert L. Henkel	EMPLOYEE
Title: President and
Chief Executive Officer

INGERSOLL-RAND COMPANY LIMITED

By: Herbert L. Henkel
Title: Chairman, President and
Chief Executive Officer

Schedule A

CERTAIN DEFINITIONS

As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate”, used to indicate a relationship with a specified person, means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such a specified person.

“Associate”, used to indicate a relationship with a specified person, means (i) any corporation, partnership, or other organization of which such specified person is an officer or partner; (ii) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity; (iii) any relative or spouse of such specified person, or any relative of such spouse who has the same home as such specified person, or who is a director or officer of any member of the IR Group; and (iv) any person who is a director, officer, or partner of such specified person or of any corporation (other than any member of the IR Group), partnership or other entity which is an Affiliate of such specified person.

“Beneficial Owner” means the same as such term is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended (or any successor provision at the time in effect); provided, however, that any individual, corporation, partnership, group, association, or other person or entity which has the right to acquire any of IR Limited’s Voting Securities at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement, or understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed the Beneficial Owner of such securities.

“Board” means the Board of Directors of IR Limited (or, if IR Limited is then a subsidiary of any other company, of the ultimate parent company).

“Cause” means (i) any action by the Employee involving willful malfeasance or willful gross misconduct having a demonstrable adverse effect on any member of the IR Group; (ii) substantial and continuing refusal by the Employee in willful breach of this Agreement to perform his or her employment duties hereunder; or (iii) the Employee being convicted of a felony under the laws of the United States or any state.

Termination of the Employee for Cause shall be communicated by a Notice of Termination given within one year after the Board (i) has knowledge of conduct or an event allegedly constituting Cause; and (ii) has reason to believe that such conduct or event could be grounds for Cause. For purposes of this Agreement a “Notice of Termination” shall mean delivery to the Employee of a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Employee (“Preliminary Notice”) and reasonable opportunity for the Employee, together with the Employee’s counsel, to be heard before the Board prior to such vote) of finding, in the good faith opinion of the Board, that the Employee has engaged in the conduct constituting Cause and specifying the particulars thereof in detail. Upon the receipt of the Preliminary Notice, the Employee shall have 30 days in which to appear with counsel or take such other action as he or she desires on his or her behalf, and such 30-day period is hereby agreed to by the parties as a reasonable opportunity for the Employee to be heard. The Board shall no later than 45 days after the receipt of the Preliminary Notice by the Employee communicate its findings to Employee. A failure by the Board to make its finding of Cause or to communicate its conclusion within such 45-day period shall be deemed to be a finding that the Employee has not engaged in the conduct described herein. Any termination of the Employee’s employment (other than by death or Permanent Disability) within 45 days after the date that the Preliminary Notice has been given to the Employee shall be deemed to be a termination for Cause; provided, however, that if during such period the Employee voluntarily terminates other than for Good Reason or the Company terminates the Employee other than for Cause, and the Employee is found (or is deemed to be found) not to have engaged in the conduct described herein, such termination shall not be deemed to be for Cause.

“Change in Control Event” means the date (i) any individual, corporation, partnership, group, association or other person or entity, together with its Affiliates and Associates (each a “Person”) (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or IR Limited), is or becomes the Beneficial Owner of securities of IR Limited representing 30% or more of the combined voting power of IR Limited’s Voting Securities; (ii) the Continuing Directors fail to constitute a majority of the members of the Board; (iii) of consummation of any transaction or series of transactions under which IR Limited is merged or consolidated with any other company in which the shareholders of IR Limited that own Voting Securities represent 50% or less of the combined voting power of IR Limited Voting Securities immediately after consummation of such transaction or series of transactions; (iv) of any sale, lease, exchange or other transfer, in one transaction or a series of related transactions, of all, or substantially all, of the assets of IR Limited, other than any sale, lease, exchange or other transfer to any Person or entity where IR Limited owns, directly or indirectly, at least 80% of the combined voting power of the Voting Securities of such Person or entity or its parent corporation after any such transfer, or (v) any other event that the Continuing Directors determine to be a Change in Control Event; provided, however, that in the case of a transaction described in (i), (iii) or (iv), above, there shall not be a Change in Control Event if the shareholders of IR Limited immediately prior to any such transaction own (or continue to own by remaining outstanding or by being converted into Voting Securities of the surviving entity or parent entity) more than 50% of the combined voting power of the Voting Securities of IR Limited, the surviving entity or any parent of either immediately following such transaction, in substantially the same proportion to each other as prior to such transaction.

“Continuing Director” means a director who either was a member of the Board on the date hereof or who became a member of the Board subsequent to such date and whose election, or nomination for election by IR Limited’s shareholders, was Duly Approved by the Continuing Directors on the Board at the time of such nomination or election, either by a specific vote or by approval of the proxy statement issued by IR Limited on behalf of the Board in which such person is named as nominee for director, without due objection to such nomination, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board.

“Duly Approved by the Continuing Directors” means an action approved by the vote of at least two-thirds of the Continuing Directors then on the Board.

“Fiscal Year” means the fiscal year of the Company.

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“Good Reason” means (i) a substantial diminution in the Employee’s job responsibilities or a material adverse change in the Employee’s title or status, from those in effect on the date hereof or as enhanced from time to time, which change continues for a period of at least 15 days after written notice from the Employee; (ii) a reduction of the Employee’s base salary or target bonus (provided however, a reduction of the Employee’s base salary or target bonus shall not constitute Good Reason if there is a corresponding reduction in base salary for employees of the acquiring company who are similarly situated) or the failure to pay Employee’s salary or bonus when due, or the failure to maintain on behalf of the Employee (and his or her dependents) benefits which are at least as favorable in the aggregate to those provided for in paragraph 3(b); (iii) the relocation of the principal place of the Employee’s employment by more than 35 miles from the Employee’s principal place of employment immediately prior to the Change in Control Event, or the imposition of travel requirements on the Employee not substantially consistent with such travel requirements existing immediately prior to the Change of Control Event;; (iv) the failure of the Company and/or IR Limited, as applicable, to obtain the assumption of, and the agreement to perform, this Agreement by any successor as contemplated in paragraph 8(f); or (v) the failure of the Company and, to the extent applicable, IR Limited to perform any of their other material obligations under this Agreement and the continuation of such failure for a period of 15 days after written notice from the Employee.

“IR Group” means the Company and its Affiliates, including without limitation, IR Limited.

“Permanent Disability”, as applied to the Employee, means that (i) he or she has been totally incapacitated by bodily injury or disease so as to be prevented thereby from performing his or her duties hereunder; (ii) such total incapacity shall have continued for a period of six consecutive months; and (iii) such total incapacity will, in the opinion of a qualified physician, be permanent and continuous during the remainder of the Employee’s life.

“Termination” means (i) following the occurrence of a Change in Control Event, (A) the termination of the Employee’s employment without Cause or (B) the resignation by an Employee for Good Reason, and (ii) prior to the occurrence of a Change in Control Event, but following the execution of an agreement or the commencement of a tender offer, proxy contest or other action that, if consummated, would reasonably be expected to result in a Change in Control Event and, in each case, does result in a Change in Control Event, the termination of the Employee’s employment, or a material adverse change in the Employee’s job responsibilities, title or status, reduction of the Employee’s base salary or target bonus, the relocation of the Employee’s principal place of employment by more than 35 miles or the imposition of travel requirements on the Employee not substantially consistent with the Employee’s job; provided, that such term shall not include any termination of employment for Cause, any resignation without Good Reason (except as provided in clause (ii), above), or any termination of employment on account of an Employee’s death or Permanent Disability.

“Termination Date” means the effective date of an Employee’s Termination; provided, that with respect to a Termination that occurs prior to a Change in Control Event, the effective date of such Termination shall be deemed to be the date immediately following the Change in Control Event.

“Voting Securities” means the outstanding securities entitled to vote generally in the election of directors.

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